EXHIBIT 32.1

Certification Pursuant to Section 1350 of Chapter 63 of Title 18
of the United States Code

          I, Caroline Dorsa, Chief Financial Officer of Public Service Enterprise Group Incorporated, to the best of my knowledge, certify that (i) the Quarterly Report of Public Service Enterprise Group Incorporated on Form 10-Q for the period ended September 30, 2009 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and (ii) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Public Service Enterprise Group Incorporated.

/s/ Caroline Dorsa

Caroline Dorsa
Public Service Enterprise Group Incorporated
Chief Financial Officer
October 30, 2009